CALECO PHARMA CORP.
103 East Holly Street, Suite 410
National Bank Building
Bellingham, WA 98225
(360) 306-1133
www.calecopharmacorp.com/

October 5, 2009

Caleco Pharma Corp. Announces Engagement of Cosmetic Project Management

Bellingham, Washington – (OTCBB: CAEH and Frankfurt: WKN: A0N9Y0 Symbol: T3R.FSE) Caleco Pharma Corp. (the “Company”) is pleased to announce that it has developed or in the process of developing its Natural Hair Care Products (LamiriShampoo, LamiriHair Conditioner, LamiriHair Tonic) and Natural Skin Care Products (LamiriGel and LamiriCreme). The formulations of these products are derived from the Company’s proprietary technology that it refers to as the “Liver Health Formula”. In connection with the development of these products, the Company has engaged Cosmetic Project Management, a Spanish corporation engaged in the business of the formulation, development and commercialization of cosmetic products, to assist it in formulating, developing and commercializing its Natural Hair Care Products and Natural Skin Care Products. In particular, Cosmetic Project Management has agreed to do the following:

(a)	Produce samples for each of the Company’s Natural Hair Care Products and Natural Skin Care Products.

(b)	Provide the Company with a feasibility study on the Company’s Natural Hair Care Products and Natural Skin Care Products.

(c)	Design product packaging and develop an advertising plan for the Company’s Natural Hair Care Products and Natural Skin Care Products.

(d)	Assist the Company in selecting a manufacturer in order to ensure good manufacturing practice guidelines are met.

(e)	Assist the Company in preparing and filing a product dossier for each of the Company’s Natural Hair Care Products and Natural Skin Care Products.

In consideration for these services, the Company has agreed to pay EUR 20,100 to Cosmetic Project Management, of which EUR 10,500 has already been paid as a deposit. The balance of the payment is to be paid immediately prior to the production of the samples.

The Company anticipates that it will use the samples of its Natural Hair Care Products and Natural Skin Care Products for clinical studies purposes. These clinical studies will assist the Company in determining whether there are any dermatological health benefits for hair and skin through the use of its Natural Hair Care Products and Natural Skin Care Products.

About Caleco Pharma Corp.

Our business plan is to develop our proprietary technology designed to treat moderate to severe liver maladies, such as elevated liver enzymes and the Hepatitis C viral infection, (the “Liver Health Formula”) as an over-the-counter medication and as a United States Food and Drug Administration (“FDA”) approved pharmaceutical. To date, our intellectual property covering the Liver Health Formula comprises of patent applications in the United States, Europe and Canada and four European Drug Master File applications.

Caleco Pharma Corp. shares are traded in the United States on the OTC Bulletin Board (OTCBB: CAEH) and in Germany on the Frankfurt Stock Exchange (WKN: A0N9Y0/ Symbol: T3R.FSE).

This press release may contain, in addition to historic information, forward-looking statements. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. In particular, there are no assurances that: (i) Cosmetic Project Manufacturing will be able to produce samples of the Company’s Natural Hair Care Products and Natural Skin Care Products; (ii) the Company will be able to manufacture or produce its Natural Hair Care Products and Natural Skin Care Products; (iii) the Company will be able to carry out any pre-clinical or clinical trials of its products; (iv) the Company will be able to obtain the requisite product dossiers for its products. Readers are cautioned not to place undue reliance on the forward-looking statements made in this press release.

Caleco Pharma Corp.

John Boschert, President

Contact:

For more information contact:
Caleco Pharma Corp.
Tel: (360) 306-1133
www.calecopharmacorp.com/